Exhibit 99.1

WisdomTree Announces Fourth Quarter 2024 Results

Diluted Earnings Per Share of $0.18 ($0.17, as Adjusted)

700 bps of Annual Operating Margin Expansion vs. the Prior Year

New York, NY – (Business Wire) – January 31, 2025 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today reported financial results for the fourth quarter of 2024.

$27.3 million of net income ($25.3(1) million of net income, as adjusted). See “Non-GAAP Financial Measurements” for additional information.

$109.8 billion of ending AUM, a decrease of 2.5% from the prior quarter arising from market depreciation and net outflows.

($0.3) billion of net outflows, primarily driven by outflows from our emerging markets, commodity and fixed income products, partly offset by inflows into our U.S. equity and cryptocurrency products.

0.36% average advisory fee, a 1 basis point decrease from the prior quarter.

0.39% adjusted revenue yield(2), unchanged from the prior quarter.

$110.7 million of operating revenues, a decrease of 2.2% from the prior quarter due to lower other revenues. The prior quarter included $3.7 million of other revenues related to legal and other expenses expected to be covered by insurance that were incurred in connection with a settlement with the U.S. Securities and Exchange Commission (the “SEC”) regarding certain statements about the ESG screening process for three ETFs advised by WisdomTree Asset Management, Inc. (the “SEC ESG Settlement”).

79.3% gross margin(1), a 1.5 point decrease from the prior quarter due to higher non-recurring costs associated with the migration of custody, fund accounting, fund administration, ETF services and securities lending to Bank of New York Mellon (“BNY”) during the quarter (the “BNY Custody Migration”).

31.7% operating income margin, a 4.3 point decrease (5.6 point decrease, as adjusted(1)) compared to our operating margin of 36.0% (37.3%, as adjusted(1)) in the prior quarter primarily due to higher expenses, including those associated with the BNY Custody Migration and seasonally higher discretionary spending. We also recognized approximately $1.0 million of costs remaining under one of our WisdomTree Prime-related contracts as we transition away from this service provider while continuing to expand our internal capabilities to further enhance the platform.

$0.03 quarterly dividend declared, payable on February 26, 2025 to stockholders of record as of the close of business on February 12, 2025.

Update from Jonathan Steinberg, WisdomTree CEO

“In 2024, we focused on disciplined execution, delivering a 73% increase in adjusted EPS fueled by higher AUM, an expansion in our revenue yield, margin expansion, and stock repurchases. Looking ahead to 2025, I am confident WisdomTree will continue leveraging increased client engagement and the growing traction of our models business to drive top-line growth. At the same time, we will remain disciplined in executing margin expansion, proactive in accretive capital deployment, and focused on driving strategic innovation to position the company for accelerated growth.”

Update from Jarrett Lilien, WisdomTree COO and President

“The formula for sustainable long-term growth includes expanding WisdomTree’s client base and deepening engagement. We executed well on both initiatives, growing both the number of clients using WisdomTree products by 5% while also increasing the number of WisdomTree products held by each client by 4%. We will continue that momentum into 2025, leveraging our broad product lineup, our robust solutions offerings and our expertise to further expand our client relationships and grow AUM.”

1

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$109.8	$112.6	$109.7	$107.2	$100.1
Net (outflows)/inflows	$(0.3)	$(2.4)	$0.3	$2.0	$(0.3)
Average AUM	$112.3	$110.4	$108.5	$102.5	$96.6
Average advisory fee	0.36%	0.37%	0.37%	0.36%	0.36%
Adjusted revenue yield(2)	0.39%	0.39%	0.40%	0.38%	0.37%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$110.7	$113.2	$107.0	$96.8	$90.8
Net income/(loss)	$27.3	$(4.5)	$21.8	$22.1	$19.1
Diluted earnings/(loss) per share	$0.18	$(0.13)	$0.13	$0.13	$0.16
Operating income margin	31.7%	36.0%	31.3%	28.9%	28.7%

As Adjusted (Non-GAAP(1)):
Operating revenues, as adjusted	$110.5	$109.5	$107.0	$96.4	$90.8
Gross margin	79.3%	80.8%	81.2%	79.3%	79.7%
Net income, as adjusted	$25.3	$28.8	$27.1	$20.3	$18.6
Diluted earnings per share, as adjusted	$0.17	$0.18	$0.16	$0.12	$0.11
Operating income margin, as adjusted	31.7%	37.3%	35.3%	29.7%	28.7%

RECENT BUSINESS DEVELOPMENTS

Company News

•	In January 2025, Smita Conjeevaram was appointed as Chair of the Board of Directors of WisdomTree, Inc., succeeding Win Neuger, who will continue to serve on the Board.
•	In December 2024, WisdomTree was named a 2024 “Best Places to Work in Money Management” by Pensions & Investments for the fifth consecutive year and the eighth year since the award was created. WisdomTree was ranked second within the large employer category for managers with 100-499 employees, the third consecutive year earning a ranking among the top five employers.
•	In Europe, we concluded 2024 as the leading provider of Crypto ETP flows, recording $520 million in net new flows. The WisdomTree Crypto ETP range exceeded $1.5 billion in assets under management (AUM), driven primarily by WisdomTree Physical Bitcoin (BTCW). BTCW surpassed $1 billion in AUM, led the European market for bitcoin ETP flows with $232 million in net new flows, and marked its 5-year anniversary in December 2024.

Product News

•	In November 2024, we launched the WisdomTree Global Efficient Core UCITS ETF (NTSG) on Deutsche Börse Xetra, the London Stock Exchange and Borsa Italiana, and the WisdomTree Physical XRP ETP (XRPW) on the Deutsche Börse Xetra, the Swiss Stock Exchange SIX and Euronext exchanges in Paris and Amsterdam.
•	In January 2025, we launched the WisdomTree Strategic Metals UCITS ETF (WENU) on Deutsche Börse Xetra, the London Stock Exchange and Borsa Italiana alongside Euro-currency hedged and GBP-currency hedged share classes.
•	In addition, in January 2025, the Siegel-WisdomTree Moderate, Longevity and Global Equity Model Portfolios became available on the UBS Financial Services Inc. separately managed account platform, providing over 85,000 advisors access to WisdomTree’s custom models.

2

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended							Years Ended
	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024		Dec. 31, 2023		Dec. 31, 2024		Dec. 31, 2023
Operating Revenues:
Advisory fees	$102,264	$101,659	$98,938	$92,501		$86,988		$395,362		$333,227
Other revenues	8,433	11,509	8,096	4,337		3,856		32,375		15,808
Total revenues	110,697	113,168	107,034	96,838		90,844		427,737		349,035
Operating Expenses:
Compensation and benefits	30,032	29,405	30,790	31,054		27,860		121,281		109,532
Fund management and administration	22,858	21,004	20,139	19,962		18,445		83,963		71,348
Marketing and advertising	6,117	4,897	5,110	4,408		4,951		20,532		17,256
Sales and business development	4,101	3,465	3,640	3,611		3,881		14,817		13,584
Contractual gold payments	—	—	—	—		—		—		6,069
Professional fees	4,559	6,315	6,594	3,630		3,201		21,098		18,969
Occupancy, communications and equipment	1,423	1,397	1,314	1,210		1,208		5,344		4,684
Depreciation and amortization	504	447	418	383		335		1,752		872
Third-party distribution fees	3,161	2,983	2,687	2,307		2,549		11,138		9,377
Other	2,902	2,463	2,831	2,323		2,379		10,519		9,852
Total operating expenses	75,657	72,376	73,523	68,888		64,809		290,444		261,543
Operating income	35,040	40,792	33,511	27,950		26,035		137,293		87,492
Other Income/(Expenses):
Interest expense	(5,616)	(5,027)	(4,140)	(4,128)		(3,758)		(18,911)		(15,242)
Gain on revaluation/termination of deferred consideration—gold payments	—	—	—	—		—		—		61,953
Interest income	2,147	1,795	1,438	1,398		1,225		6,778		4,099
Impairments	—	—	—	—		(339)		—		(7,942)
Loss on extinguishment of convertible notes	—	(30,632)	—	—		—		(30,632)		(9,721)
Other gains and losses, net	2,627	(3,062)	(1,283)	2,592		1,602		874		(1,631)
Income before income taxes	34,198	3,866	29,526	27,812		24,765		95,402		119,008
Income tax expense	6,890	8,351	7,767	5,701		5,688		28,709		16,462
Net income/(loss)	$27,308	$(4,485)	$21,759	$22,111		$19,077		$66,693		$102,546
Earnings/(loss) per share—basic	$0.19	$(0.13) (3)	$0.13 (3)	$0.14	(3)	$0.16	(3)	$0.34	(3)	$0.66 (3)
Earnings/(loss) per share—diluted	$0.18	$(0.13) (3)	$0.13	$0.13		$0.16	(3)	$0.33	(3)	$0.64 (3)
Weighted average common shares—basic	141,275	143,929	146,896	146,464		145,310		144,630		144,707
Weighted average common shares—diluted	147,612	143,929	166,359	165,268		171,703		158,844		170,413

As Adjusted (Non-GAAP(1))
Total revenues	$110,505	$109,507	$107,034	$96,385		$90,844
Total operating expenses	$75,465	$68,715	$69,252	$67,740		$64,809
Operating income	$35,040	$40,792	$37,782	$28,645		$26,035
Income before income taxes	$33,033	$37,187	$36,083	$26,987		$23,908
Income tax expense	$7,753	$9,049	$9,008	$6,731		$5,342
Net income	$25,280	$28,768	$27,075	$20,256		$18,566
Earnings per share—diluted	$0.17	$0.18	$0.16	$0.12		$0.11
Weighted average common shares—diluted	147,612	156,745	166,359	165,268		171,703

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QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues decreased 2.2% from the third quarter of 2024 due to lower other revenues as the prior quarter included $3.7 million of other revenues related to legal and other expenses incurred in connection with the SEC ESG Settlement that are expected to be covered by insurance. Operating revenues increased 21.9% from the fourth quarter of 2023 due to higher average AUM and higher other revenues attributable to our European listed exchange-traded products (“ETPs”).
•	Our average advisory fee was 0.36%, 0.37% and 0.36% during the fourth quarter of 2024, the third quarter of 2024 and the fourth quarter of 2023, respectively.

Operating Expenses

•	Operating expenses increased 4.5% from the third quarter of 2024 primarily due to seasonally higher discretionary spending, including marketing and sales-related expenses. In addition, higher fund management expenses arose from non-recurring costs related to the BNY Custody Migration and we recognized approximately $1.0 million of costs remaining under one of our WisdomTree Prime-related contracts as we transition away from this service provider while continuing to expand our internal capabilities to further enhance the platform. These increases were partly offset by lower professional fees incurred in the fourth quarter related to the SEC ESG Settlement.
•	Operating expenses increased 16.7% from the fourth quarter of 2023 primarily due to higher fund management and administration costs, compensation, professional fees and marketing expenses.

Other Income/(Expenses)

•	Interest expense increased 11.7% and 49.4% from the third quarter of 2024 and fourth quarter of 2023, respectively, due to a higher level of debt outstanding, partly offset by a lower average interest rate. The increase from the fourth quarter of 2023 also is due to the recognition of a full quarter of imputed interest on our obligation payable to Gold Bullion Holdings (Jersey) Limited (“GBH”), a subsidiary of the World Gold Council, in connection with our repurchase in November 2023 of our Series C Non-Voting Convertible Preferred Stock.
•	Interest income increased 19.6% and 75.3% from the third quarter of 2024 and the fourth quarter of 2023, respectively, due to a higher level of interest-earning assets.
•	Other gains and losses, net was a gain of $2.6 million for the fourth quarter of 2024. This included net gains of $2.3 million on our financial instruments owned and net losses of $0.5 million on our investments. Gains and losses also generally arise from the sale of gold and crypto earned from management fees paid by our physically-backed gold and crypto ETPs, foreign exchange fluctuations and other miscellaneous items.

Income Taxes

•	Our effective income tax rate for the fourth quarter of 2024 was 20.1%, resulting in income tax expense of $6.8 million. The effective tax rate differs from the federal statutory rate of 21.0% primarily due to a favorable tax adjustment to the non-deductible loss on extinguishment of convertible notes and a lower tax rate on foreign earnings.
•	Our adjusted effective income tax rate for the fourth quarter of 2024 was 23.5%(1).

ANNUAL HIGHLIGHTS

•	Operating revenues increased 22.5% as compared to 2023 due to higher average AUM and higher other revenues attributable to our European listed ETPs. In addition, operating revenues include $4.3 million of other revenues related to legal and other related expenses incurred in connection with the SEC ESG Settlement that are expected to be covered by insurance.
•	Operating expenses increased 11.1% as compared to 2023 primarily due to higher incentive and stock-based compensation expense and increased headcount, fund management and administration costs, marketing expenses, sales and business development expenses, third-party distribution fees, as well as higher depreciation and amortization. Operating expenses during the year ended December 31, 2024 also include $4.3 million of legal and other related expenses expected to be covered by insurance that were incurred in connection with the SEC ESG Settlement. These increases were partly offset by lower contractual gold payments.
•	Significant items reported in other income/(expense) in 2024 include: a loss on extinguishment of convertible notes of $30.6 million arising from the repurchase of $104.2 million aggregate principal amount of our 5.75% convertible senior notes due 2028; a civil money penalty of $4.0 million in connection with the SEC ESG Settlement; an increase in interest expense of 24.1% due to imputed interest on our obligation payable to GBH and higher level of debt outstanding, partly offset by a lower average interest rate; an increase in interest income of 65.4% due to an increase in our interest-earning assets; net gains on our financial instruments owned of $4.9 million; and losses on our investments of $1.1 million. Gains and losses also generally arise from the sale of gold earned on management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.

4

•	Our effective income tax rate for 2024 was 30.1%, resulting in an income tax expense of $28.7 million. Our tax rate differs from the federal statutory rate of 21.0% primarily due to a non-deductible loss on extinguishment of convertible notes, a non-deductible civil money penalty of $4.0 million in connection with the SEC ESG Settlement and non-deductible executive compensation. These items were partly offset by a lower tax rate on foreign earnings.

CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, January 31, 2025 at 11:00 a.m. ET, which can be accessed using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=VyP1taaA.

Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the participant international toll-free access numbers. To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time. All earnings materials and the webcast can be accessed through WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will also be available shortly after the call.

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models, solutions and products leveraging blockchain technology. We empower investors and consumers to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing and have launched next-generation digital products, services and structures, including digital or blockchain-enabled mutual funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime® and institutional platform, WisdomTree Connect™.*

* The WisdomTree Prime digital wallet and digital asset services and WisdomTree Connect institutional platform are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, in select U.S. jurisdictions and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://www.wisdomtreeprime.com, the WisdomTree Prime mobile app or https://wisdomtreeconnect.com for more information.

WisdomTree currently has approximately $113.5 billion in assets under management globally.

For more information about WisdomTree, WisdomTree Connect and WisdomTree Prime, visit: https://www.wisdomtree.com.

Please visit us on X at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through the WisdomTree Prime app and WisdomTree Connect are not endorsed, indemnified or guaranteed by any regulatory agency.

(1)	See “Non-GAAP Financial Measurements.”
(2)	Adjusted revenue yield is computed by dividing our annualized adjusted operating revenues as reported in the GAAP to Non-GAAP Reconciliation herein by our average AUM during the period.
(3)	Earnings per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method. In addition, the three months ended September 30, 2024 and year ended December 31, 2024 include a loss of $11,375 recognized upon the repurchase of our Series A Non-Voting Convertible Preferred Stock convertible into approximately 14.75 million shares of common stock from ETFS Capital Limited and $1,868 of stock repurchase excise taxes. The three months ended December 31, 2023 includes a gain of $7,966 recognized upon the repurchase of our Series C Non-Voting Convertible Preferred Stock convertible into approximately 13.1 million shares of common stock from GBH. These items are excluded from net income, but are required to be added to net income to arrive at income available to common stockholders in the calculation of EPS. These items are excluded from our EPS when computed on a non-GAAP basis.

5

Contact Information:

Investor Relations	Media Relations
Jeremy Campbell	Natasha Ramsammy
+1.917.267.3859	+1.917.267.3798
jeremy.campbell@wisdomtree.com	nramsammy@wisdomtree.com / wisdomtree@fullyvested.com

6

WISDOMTREE, INC. AND SUBSIDIARIES

KEY OPERATING STATISTICS

(Unaudited)

	Three Months Ended
	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023
GLOBAL ETPs ($ in millions)

Beginning of period assets	$112,577	$109,686	$107,230	$100,124	$93,735
(Outflows)/inflows	(281)	(2,395)	340	1,988	(255)
Market (depreciation)/appreciation	(2,517)	5,286	2,116	5,118	6,644
End of period assets	$109,779	$112,577	$109,686	$107,230	$100,124
Average assets during the period	$112,349	$110,369	$108,479	$102,461	$96,641
Average advisory fee during the period	0.36%	0.37%	0.37%	0.36%	0.36%
Revenue days	92	92	91	91	92
Number of ETPs—end of the period	353	352	350	338	337

U.S. LISTED ETFs ($ in millions)

Beginning of period assets	$81,267	$79,722	$78,087	$72,486	$68,018
(Outflows)/inflows	(40)	(1,650)	1,106	1,983	(67)
Market (depreciation)/appreciation	(2,132)	3,195	529	3,618	4,535
End of period assets	$79,095	$81,267	$79,722	$78,087	$72,486
Average assets during the period	$80,661	$80,335	$78,523	$74,831	$69,801
Number of ETFs—end of the period	78	78	78	77	76

EUROPEAN LISTED ETPs ($ in millions)

Beginning of period assets	$31,310	$29,964	$29,143	$27,638	$25,717
(Outflows)/inflows	(241)	(745)	(766)	5	(188)
Market (depreciation)/appreciation	(385)	2,091	1,587	1,500	2,109
End of period assets	$30,684	$31,310	$29,964	$29,143	$27,638
Average assets during the period	$31,688	$30,034	$29,956	$27,630	$26,840
Number of ETPs—end of the period	275	274	272	261	261

PRODUCT CATEGORIES ($ in millions)

U.S. Equity
Beginning of period assets	$34,643	$31,834	$31,670	$29,156	$25,643
Inflows	1,099	328	221	536	487
Market (depreciation)/appreciation	(328)	2,481	(57)	1,978	3,026
End of period assets	$35,414	$34,643	$31,834	$31,670	$29,156
Average assets during the period	$35,714	$33,175	$31,339	$30,154	$26,928

Commodity & Currency
Beginning of period assets	$23,034	$21,987	$21,944	$21,336	$20,466
Outflows	(440)	(741)	(1,499)	(460)	(449)
Market (depreciation)/appreciation	(688)	1,788	1,542	1,068	1,319
End of period assets	$21,906	$23,034	$21,987	$21,944	$21,336
Average assets during the period	$22,989	$22,016	$22,437	$20,837	$21,254

Fixed Income
Beginning of period assets	$20,767	$21,430	$21,218	$21,197	$21,797
(Outflows)/inflows	(387)	(897)	236	(14)	(715)
Market (depreciation)/appreciation	(337)	234	(24)	35	115
End of period assets	$20,043	$20,767	$21,430	$21,218	$21,197
Average assets during the period	$20,398	$21,135	$21,277	$21,082	$21,889

7

	Three Months Ended
	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023
International Developed Market Equity
Beginning of period assets	$18,075	$19,385	$18,103	$15,103	$13,902
Inflows/(outflows)	63	(1,391)	1,253	1,597	9
Market (depreciation)/appreciation	(536)	81	29	1,403	1,192
End of period assets	$17,602	$18,075	$19,385	$18,103	$15,103
Average assets during the period	$17,716	$18,636	$18,809	$16,691	$14,267

Emerging Market Equity
Beginning of period assets	$12,452	$11,875	$11,189	$10,726	$9,569
(Outflows)/inflows	(908)	(20)	57	217	412
Market (depreciation)/appreciation	(1,076)	597	629	246	745
End of period assets	$10,468	$12,452	$11,875	$11,189	$10,726
Average assets during the period	$11,407	$12,083	$11,448	$10,900	$9,833

Leveraged & Inverse
Beginning of period assets	$2,082	$1,922	$1,828	$1,815	$1,781
(Outflows)/inflows	(69)	71	(18)	(50)	(59)
Market (depreciation)/appreciation	(89)	89	112	63	93
End of period assets	$1,924	$2,082	$1,922	$1,828	$1,815
Average assets during the period	$2,032	$1,962	$1,905	$1,792	$1,803

Cryptocurrency
Beginning of period assets	$1,054	$838	$874	$414	$243
Inflows	315	201	75	158	28
Market appreciation /(depreciation)	543	15	(111)	302	143
End of period assets	$1,912	$1,054	$838	$874	$414
Average assets during the period	$1,599	$917	$856	$614	$325

Alternatives
Beginning of period assets	$470	$415	$404	$377	$334
Inflows	46	54	15	4	32
Market (depreciation)/appreciation	(6)	1	(4)	23	11
End of period assets	$510	$470	$415	$404	$377
Average assets during the period	$494	$445	$408	$391	$342

Headcount	313	314	304	300	303

Note: Previously issued statistics may be restated due to fund closures and trade adjustments.

Source: WisdomTree

8

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Dec. 31, 2024	Dec. 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$181,191	$129,305
Financial instruments owned, at fair value	85,439	58,722
Accounts receivable	44,866	35,473
Prepaid expenses	5,340	5,258
Other current assets	1,542	1,036
Total current assets	318,378	229,794
Fixed assets, net	336	427
Securities held-to-maturity	206	230
Deferred tax assets, net	11,656	11,057
Investments	8,922	9,684
Right of use assets—operating leases	880	563
Goodwill	86,841	86,841
Intangible assets, net	605,896	605,082
Other noncurrent assets	425	459
Total assets	$1,033,540	$944,137
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$31,135	$30,085
Compensation and benefits payable	39,701	38,111
Payable to Gold Bullion Holdings (Jersey) Limited (“GBH”)	14,804	14,804
Income taxes payable	724	3,866
Operating lease liabilities	709	578
Accounts payable and other liabilities	22,124	15,772
Total current liabilities	109,197	103,216
Convertible notes—long term	512,033	274,888
Payable to GBH	12,159	24,328
Operating lease liabilities—long term	171	—
Total liabilities	633,560	402,432
Preferred stock:
Series A Non-Voting Convertible, par value $0.01; Zero and 14.750 shares authorized, issued and outstanding at December 31, 2024 and December 31, 2023, respectively	—	132,569
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 146,102 and 150,330 at December 31, 2024 and December 31, 2023, respectively	1,461	1,503
Additional paid-in capital	270,303	312,440
Accumulated other comprehensive loss	(1,607)	(548)
Retained earnings	129,823	95,741
Total stockholders’ equity	399,980	409,136
Total liabilities and stockholders’ equity	$1,033,540	$944,137

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WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$66,693	$102,546
Adjustments to reconcile net income to net cash provided by operating activities:
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(53,452)	(49,400)
Loss on extinguishment of convertible notes	30,632	9,721
Stock-based compensation	20,691	16,190
(Gains)/losses on financial instruments owned, at fair value	(4,851)	517
Imputed interest on payable to GBH	2,635	297
Amortization of issuance costs—convertible notes	1,893	1,817
Depreciation and amortization	1,752	872
Amortization of right of use asset	1,304	1,285
Losses on investments	1,135	242
Deferred income taxes	(398)	(481)
Gain on revaluation/termination of deferred consideration—gold payments	—	(61,953)
Impairments	—	7,942
Contractual gold payments	—	6,069
Other	—	—
Changes in operating assets and liabilities:
Accounts receivable	(9,036)	(6,212)
Prepaid expenses	(107)	(518)
Gold and other precious metals	52,640	42,150
Other assets	(247)	281
Fund management and administration payable	1,290	5,837
Compensation and benefits payable	1,937	1,209
Income taxes payable	(3,126)	2,260
Operating lease liabilities	(1,320)	(1,284)
Accounts payable and other liabilities	3,396	6,213
Net cash provided by operating activities	113,461	85,600
Cash flows from investing activities:
Purchase of financial instruments owned, at fair value	(69,439)	(57,364)
Cash paid—software development	(2,336)	(2,149)
Purchase of investments	(674)	(11,228)
Purchase of fixed assets	(141)	(113)
Cash paid—acquisition of Securrency Transfers, Inc. (net of cash acquired)	—	(985)
Proceeds from the sale of financial instruments owned, at fair value	48,126	123,564
Proceeds from the exit of investments	565	28,818
Proceeds from held-to-maturity securities maturing or called prior to maturity	24	29
Receipt of contingent consideration—Sale of Canadian ETF business	—	1,477
Net cash (used in)/provided by investing activities	(23,875)	82,049
Cash flows from financing activities:
Repurchase of Series A Non-Voting Convertible Preferred Stock	(143,812)	—
Repurchase and maturity of convertible notes	(132,713)	(184,272)
Common stock repurchased	(62,870)	(3,570)
Dividends paid	(19,002)	(20,144)
Cash paid to GBH	(14,804)	—
Issuance costs—convertible notes	(7,667)	(3,548)
Repurchase costs—Series A Non-Voting Convertible Preferred Stock	(132)	—
Proceeds from the issuance of convertible notes	345,000	130,000
Repurchase of Series C Non-Voting Convertible Preferred Stock	—	(40,000)
Termination of deferred consideration—gold payments	—	(50,005)
Issuance costs—Series C Non-Voting Convertible Preferred Stock	—	(97)
Net cash used in financing activities	(36,000)	(171,636)
Decrease/(increase) in cash flow due to changes in foreign exchange rate	(1,700)	1,191
Net increase/(decrease) in cash, cash equivalents and restricted cash	51,886	(2,796)
Cash, cash equivalents and restricted cash—beginning of year	129,305	132,101
Cash, cash equivalents and restricted cash—end of period	$181,191	$129,305
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$32,218	$16,156
Cash paid for interest	$12,350	$10,709

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NON-GAAP FINANCIAL MEASUREMENTS

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are they superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Revenues, Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted revenues, operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Legal and other related expenses expected to be covered by insurance: We have incurred $4.3 million of legal and other related expenses in connection with the SEC ESG Settlement that are expected to be covered by insurance. GAAP requires that such covered expenses be reported gross in the income statement such that revenues are recorded to offset expenses incurred. We offset the revenues and related expenses when calculating our non-GAAP financial measurements as the gross presentation serves to overstate our revenues and expenses recognized in the ordinary course of business.

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. We exclude these items when calculating our non-GAAP financial measurements as the gains and losses introduce volatility in earnings and are not core to our operating business.

Tax windfalls and shortfalls upon vesting of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

Imputed interest on our payable to the Gold Bullion Holdings (Jersey) Limited (“GBH”): During the fourth quarter of 2023, we repurchased our Series C Non-Voting Convertible Preferred Stock, which was convertible into approximately 13.1 million shares of WisdomTree common stock, from GBH, a subsidiary of the World Gold Council, for aggregate cash consideration of approximately $84.4 million. Under the terms of the transaction, we paid GBH $40.0 million on the closing date, with the remainder of the purchase price payable in equal annual installments on the first, second and third anniversaries of the closing date, with no requirement to pay interest. Under US GAAP, the obligation is recorded at its present value utilizing a market rate of interest on the closing date of 7.0% and the corresponding discount is amortized as interest expense pursuant to the effective interest method of accounting over the life of the obligation. We exclude this item when calculating our non-GAAP financial measurements as recognition of interest expense is non-cash and contrary to the stated terms of our obligation.

Other items: Losses on extinguishment of convertible notes, a civil money penalty in connection with the SEC ESG Settlement, gains and losses recognized on our investments, changes in deferred tax asset valuation allowance, expenses incurred in response to an activist campaign and impairments are excluded when calculating our non-GAAP financial measurements.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total adjusted operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total adjusted operating revenues.

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GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023

Net income/(loss), as reported	$27,308	$(4,485)	$21,759	$22,111	$19,077
(Deduct)/add back: (Gains)/losses on financial instruments owned, net of income taxes	(1,722)	(607)	220	(1,562)	(370)
Add back: Loss on extinguishment of convertible notes, net of income taxes	(718)	30,128	—	—	—
Add back: Imputed interest on payable to GBH, net of income taxes	451	528	513	504	224
(Deduct)/add back: (Decrease)/increase in deferred tax asset valuation allowance on financial instruments owned and investments	(428)	(335)	391	(531)	(280)
Add back/(deduct): Losses/(gains) recognized on investments, net of income taxes	389	(436)	998	(93)	(336)
Add back: Civil money penalty in connection with SEC ESG Settlement	—	4,000	—	—	—
(Deduct)/add back: Tax (windfalls)/shortfalls upon vesting of stock-based compensation awards	—	(25)	(40)	(699)	(6)
Add back: Expenses incurred in response to an activist campaign, net of income taxes	—	—	3,234	526	—
Add back: Impairments, net of income taxes	—	—	—	—	257
Adjusted net income	$25,280	$28,768	$27,075	$20,256	$18,566
Weighted average common shares—diluted	147,612	156,745	166,359	165,268	171,703
Adjusted earnings per share—diluted	$0.17	$0.18	$0.16	$0.12	$0.11

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023

Operating revenues	$110,697	$113,168	$107,034	$96,838	$90,844
Less: Legal and other related expenses expected to be covered by insurance	(192)	(3,661)	—	(453)	—
Operating revenues, as adjusted	$110,505	$109,507	$107,034	$96,385	$90,844
Less: Fund management and administration	(22,858)	(21,004)	(20,139)	(19,962)	(18,445)
Gross margin	$87,647	$88,503	$86,895	$76,423	$72,399
Gross margin percentage	79.3%	80.8%	81.2%	79.3%	79.7%

	Three Months Ended
Adjusted Operating Revenues, Operating Income and Adjusted Operating Income Margin:	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023

Operating revenues	$110,697	$113,168	$107,034	$96,838	$90,844
Deduct: Legal and other related expenses expected to be covered by insurance	(192)	(3,661)	—	(453)	—
Operating revenues, as adjusted	$110,505	$109,507	$107,034	$96,385	$90,844
Operating income	$35,040	$40,792	$33,511	$27,950	$26,035
Add back: Expenses incurred in response to an activist campaign	—	—	4,271	695	—
Adjusted operating income	$35,040	$40,792	$37,782	$28,645	$26,035
Adjusted operating income margin	31.7%	37.3%	35.3%	29.7%	28.7%

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	Three Months Ended
Adjusted Total Operating Expenses:	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023

Total operating expenses	$75,657	$72,376	$73,523	$68,888	$64,809
Deduct: Legal and other related expenses expected to be covered by insurance	(192)	(3,661)	—	(453)	—
Deduct: Expenses incurred in response to an activist campaign	—	—	(4,271)	(695)	—
Adjusted total operating expenses	$75,465	$68,715	$69,252	$67,740	$64,809

	Three Months Ended
Adjusted Income Before Income Taxes:	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023

Income before income taxes	$34,198	$3,866	$29,526	$27,812	$24,765
(Deduct)/add back: (Gains)/losses on financial instruments owned	(2,275)	(802)	291	(2,063)	(489)
Add back: Imputed interest on payable to GBH	596	697	677	666	296
Add back/(deduct): Losses/(gains) recognized on investments	514	(576)	1,318	(123)	(1,003)
Add back: Loss on extinguishment of convertible notes	—	30,632	—	—	—
Add back: Civil money penalty in connection with SEC ESG Settlement	—	4,000	—	—	—
Add back: Expenses incurred in response to an activist campaign	—	—	4,271	695	—
Add back: Impairments	—	—	—	—	339
Adjusted income before income taxes	$33,033	$37,817	$36,083	$26,987	$23,908

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023

Adjusted income before income taxes (above)	$33,033	$37,817	$36,083	$26,987	$23,908
Income tax expense	$6,890	$8,351	$7,767	$5,701	$5,688
Add back: Tax benefit arising from extinguishment of convertible notes	718	504	—	—	—
(Deduct)/add back: Tax (expense)/benefit arising from (gains)losses on financial instruments owned	(553)	(195)	71	(501)	(119)
Add back/(deduct): Decrease/(increase) in deferred tax asset valuation allowance on financial instruments owned and investments	428	335	(391)	531	280
Add back: Tax benefit on imputed interest	145	169	164	162	72
Add back/(deduct): Tax benefit/(expense) on losses/(gains) on investments	125	(140)	320	(30)	(667)
Add back/(deduct): Tax windfalls/(shortfalls) upon vesting of stock-based compensation awards	—	25	40	699	6
Add back: Tax benefit arising from expenses incurred in response to an activist campaign	—	—	1,037	169	—
Add back: Tax benefit arising from impairments	—	—	—	—	82
Adjusted income tax expense	$7,753	$9,049	$9,008	$6,731	$5,342
Adjusted effective income tax rate	23.5%	23.9%	25.0%	24.9%	22.3%

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;
•	anticipated levels of inflows into and outflows out of our ETPs;
•	our ability to deliver favorable rates of return to investors;
•	competition in our business;
•	whether we will experience future growth;
•	our ability to develop new products and services and their potential for success;
•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;
•	our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Prime® and WisdomTree Connect™, and achieve its objectives;
•	our ability to successfully operate and expand our business in non-U.S. markets;
•	the effect of laws and regulations that apply to our business; and
•	actions of activist stockholders.

Our business is subject to many risks and uncertainties, including without limitation:

•	declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;
•	fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to events such as a pandemic or war, geopolitical conflicts, political events, acts of terrorism and other matters beyond our control, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or increase the cost of borrowing upon a refinancing;
•	competitive pressures could reduce revenues and profit margins;
•	we derive a substantial portion of our revenues from a limited number of products, and, as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;
•	a significant portion of our AUM is held in products with exposure to U.S. and international developed markets, and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;
•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;
•	we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally, and as we expand our digital assets product offerings and services beyond our existing ETP business;
•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline;
•	we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors; and
•	actions of activist stockholders against us, which have been costly and may be disruptive and cause uncertainty about the strategic direction of our business.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent reports filed with or furnished to the SEC.

14

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

Category: Business Update

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